EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2, of our report dated September 3, 2004, relating to the audited financial statements of Evoke Software Corporation and Subsidiaries.


/s/ Friedman LLP
----------------

East Hanover, NJ
April 12, 2005